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
                                 Exhibit 27(a)


                              UtiliCorp United, Inc.
                              Financial Data Schedule
             Form 10Q - For the Three Month Period Ended June 30, 1994



Item Number     Item Description                                   Amount
IN MILLIONS, EXCEPT PER SHARE DATA
  1     Total net utility plant                                   $1,584.1
  2     Other property and investments                               703.2
  3     Total current assets                                         376.3
  4     Total deferred charges                                       175.3
  5     Balancing amount for total assets                              -
  6     Total assets                                               2,838.9
  7     Common stock                                                  44.8
  8     Capital Surplus, paid in                                     773.4
  9     Retained Earnings                                             99.6
10      Total common stockholders equity                             917.8
11      Preferred stock subject to mandatory redemption               25.4
12      Preferred stock not subject to mandatory redemption            -
13      Long term debt, net                                          993.7
14      Short term notes                                             100.1
15      Notes payable                                                  -
16      Commercial paper                                              10.0
17      Long term debt - current portion                               4.9
18      Preferred stock - current portion                              -
19      Obligations under capital leases                               4.6
20      Obligations under capital leases - current portion              .6
21      Balancing amount for capitalization and liabilities          781.8
22      Total capitalization and liabilities                       2,838.9
23      Gross operating revenue                                      311.6
24      Federal and State income taxes expense                         3.9
25      Other operating expenses                                     276.9
26      Total operating expenses                                     280.8
27      Operating income (loss)                                       30.8
28      Other income (loss), net                                       1.4
29      Income before interest charges                                32.2
30      Total interest charges                                        24.8
31      Net income                                                     7.4
32      Preferred stock dividends                                       .8
33      Earnings available for common stock                            6.6
34      Common stock dividends                                        18.9
35      Total annual interest charges on all bonds                    84.6
36      Cash flow from operations                                     48.4
37      Earnings per share - primary                           $       .15
38      Earnings per share - fully diluted                             .15

                                        Exhibit 27(b)


                                   UtiliCorp United, Inc.
                                   Financial Data Schedule
                  Form 10Q - For the Six Month Period Ended June 30, 1994


Item Number      Item Description                                  Amount
IN MILLIONS, EXCEPT PER SHARE DATA
  1     Total net utility plant                                   $1,584.1
  2     Other property and investments                               703.2
  3     Total current assets                                         376.3
  4     Total deferred charges                                       175.3
  5     Balancing amount for total assets                              -
  6     Total assets                                               2,838.9
  7     Common stock                                                  44.8
  8     Capital Surplus, paid in                                     773.4
  9     Retained Earnings                                             99.6
10      Total common stockholders equity                             917.8
11      Preferred stock subject to mandatory redemption               25.4
12      Preferred stock not subject to mandatory redemption            -
13      Long term debt, net                                          993.7
14      Short term notes                                             100.1
15      Notes payable                                                  -
16      Commercial paper                                              10.0
17      Long term debt - current portion                               4.9
18      Preferred stock - current portion                              -
19      Obligations under capital leases                               4.6
20      Obligations under capital leases - current portion              .6
21      Balancing amount for capitalization and liabilities          781.8
22      Total capitalization and liabilities                       2,838.9
23      Gross operating revenue                                      809.0
24      Federal and State income taxes expense                        24.8
25      Other operating expenses                                     690.6
26      Total operating expenses                                     715.4
27      Operating income (loss)                                       93.6
28      Other income (loss), net                                       2.2
29      Income before interest charges                                95.8
30      Total interest charges                                        49.4
31      Net income                                                    46.4
32      Preferred stock dividends                                      2.4
33      Earnings available for common stock                           44.0
34      Common stock dividends                                        36.5
35      Total annual interest charges on all bonds                    84.6
36      Cash flow from operations                                    135.5
37      Earnings per share - primary                            $     1.02
38      Earnings per share - fully diluted                            1.01

                                    Exhibit 27(c)


                               UtiliCorp United, Inc.
                               Financial Data Schedule
             Form 10Q - For the Twelve Month Period Ended June 30, 1994


Item Number      Item Description                                   Amount
IN MILLIONS, EXCEPT PER SHARE DATA
  1     Total net utility plant                                   $1,584.1
  2     Other property and investments                               703.2
  3     Total current assets                                         376.3
  4     Total deferred charges                                       175.3
  5     Balancing amount for total assets                              -
  6     Total assets                                               2,838.9
  7     Common stock                                                  44.8
  8     Capital Surplus, paid in                                     773.4
  9     Retained Earnings                                             99.6
10      Total common stockholders equity                             917.8
11      Preferred stock subject to mandatory redemption               25.4
12      Preferred stock not subject to mandatory redemption            -
13      Long term debt, net                                          993.7
14      Short term notes                                             100.1
15      Notes payable                                                  -
16      Commercial paper                                              10.0
17      Long term debt - current portion                               4.9
18      Preferred stock - current portion                              -
19      Obligations under capital leases                               4.6
20      Obligations under capital leases - current portion              .6
21      Balancing amount for capitalization and liabilities          781.8
22      Total capitalization and liabilities                       2,838.9
23      Gross operating revenue                                    1,570.3
24      Federal and State income taxes expense                        44.3
25      Other operating expenses                                   1,412.8
26      Total operating expenses                                   1,457.1
27      Operating income (loss)                                      113.2
28      Other income (loss), net                                      76.6
29      Income before interest charges                               189.8
30      Total interest charges                                        99.2
31      Net income                                                    90.6
32      Preferred stock dividends                                      5.6
33      Earnings available for common stock                           85.0
34      Common stock dividends                                        71.3
35      Total annual interest charges on all bonds                    84.6
36      Cash flow from operations                                    269.8
37      Earnings per share - primary                            $     1.99
38      Earnings per share - fully diluted                            1.97



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